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                                                                    EXHIBIT 10.3

                            NONSTATUTORY STOCK OPTION

____________________________, Optionee:

Hollis-Eden, Inc. (the "Company") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers, directors and consultants) and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

The details of your option are as follows:

1. Number of Option Shares and Vesting. The total number of shares of Common Stock subject to this option is ______________. Subject to the limitations contained herein, this option shall vest with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

DATE OF EARLIEST EXERCISE                           NUMBER OF SHARES
         (VESTING)                                   (INSTALLMENT)

___________ (Commencement Date)                     ______________

The ___ day of each of the 36 months                _____________ shares
following Commencement Date

2. (a) Exercise Price. The exercise price of this option is $__________ per share.

         (b) Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

               (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

               (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

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                  (iii) Provided that at the time of exercise the Company's
                  Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shared of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise;

                  (iv) Provided that the option exercise price for the installment, or portion thereof, being purchased is at least one thousand dollars ($1,000), payment pursuant to the deferred payment alternative as described in paragraph 2(c) hereof; or

                  (v) Payment by a combination of the methods of payment permitted by subparagraph 2(b)(i) through 2(b)(iv) above.

         (c) Conditions Deferred Payment. In the event that you elect to make payment of the exercise price pursuant to the deferred payment alternative:

                  (i) Not less than twenty-five percent (25%) of the aggregate exercise price shall be due at the time of exercise, not less than twenty-five percent (25%) of said exercise price, plus accrued interest, shall be due each year after the date of exercise, and final payment of the remainder of the exercise price, plus accrued interest, shall be due three (3) years from the date of exercise or, at the Company's election, upon termination of your employment with the Company or an affiliate;

                  (ii) Interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement; and

                  (iii) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

3. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

4. Exercise Prior to Vesting. (a) Subject to the provisions of this option you may elect at any time during your employment with the Company or an affiliate thereof, to exercise the option as to any part or all of the shares subject to this option at any time during the term hereof, including without limitation, a time prior to the date of earliest exercise ("vesting") stated in paragraph 1 hereof; provided, however, that:

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               (i)   a partial exercise of this option shall be deemed to cover first vested shares and then the earliest vesting installment of uninvested shares;

               (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early Exercise Stock Purchase Agreement attached hereto; and

               (iii) you shall enter into an Early Exercise Stock Purchase Agreement in the form attached hereto with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

         (b) The election provided in this paragraph 4 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon you "Termination Date" and may not be exercised after the date thereof. Your Termination Date shall be the earlier of (i) the termination of your services as a director of the Company, or (ii) the termination of your service as chairman of the Scientific Advisory Board of the Company.

5. Minimum Exercise. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

6. Term. The term of this option commences on _____, 199_ (the date of grant) and, unless sooner terminated as set forth below, terminated on _______ (the "Expiration Date" which date shall be no more than ten (10) years from the date this option is granted). In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: three (3) months after your Termination Date for any reason or for no reason unless:

         (a) such termination of service is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of service; or

         (b) such termination of service is due to your death, in which event the option shall terminate on the earlier of the Expiration Date set forth above or eighteen (18) months after your death; or

         (c) during any part of such three (3) month period the option is not exercisable solely because of the conditioned set forth in paragraph 3 above, in which event the option shall not terminate until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of service; or

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         (d)   exercise of the option within three (3) months after your
         Termination Date would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the Expiration Date set forth above,
         (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after your Termination Date with the Company or an affiliate.

         However, this option may be exercised following your Termination Date only as to that number of shares as to which it was exercisable on the date of termination of service under the provisions of paragraph 1 of this option.

7. Exercise. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.

         (b)      By exercising this option you agree that:

                  (i) as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

                  (ii) the Company (or representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

8. Covenant of Company. During the term of this option, the Company shall keep available at all times the number of shares of stock required to satisfy the exercise of such option.

9. Adjustment Upon Changes in Stock. (a) If any change is made in the stock subject to this option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this option will be appropriately adjusted in the types(s) and number of securities and price per share of stock subject to the option. Such adjustments shall be made by the Board of Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company

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shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of: (i) a merger or consolidation in which the Company is not the surviving corporation; or (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) a sale of all or substantially all of the assets of the Company, then, to the extent permitted by applicable law: (1) any surviving corporation shall assume this option or shall substitute a similar option (including an option to acquire the same consideration paid to stockholders in the transaction described in this subparagraph 9(b), if this option is still outstanding, or (2) in the event any surviving corporation refuses to assume or continue this option, or to substitute a similar option for this option (if still outstanding), then this option shall become fully vested and exercisable for a period of 30 days, following which it shall be terminated if not exercised during such 30 day period. Following any assumption or substitution of this option under this subparagraph 9(b), if your service to the Company or its successor is terminated other than upon your voluntary resignation, this option shall become fully vested and exercisable and shall remain exercisable until otherwise terminated in accordance with the provisions of this option. In the event of a dissolution or liquidation of the Company, this option (if still outstanding) shall terminate if not exercised prior to such event.

10. Transferability. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

11. Option Not a Service Contract. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In the event that this option is granted to you in connection with the performance of services as a consultant or director, or in the event that this option is granted to you in connection with the performance of services as an employee and you subsequently perform services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

12. Notices. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

13. Amendment. This option may be amended by the Board of Directors (the "Board") of the Company at any time; provided, however, that any change that would adversely affect your rights in this option must first be approved by you in writing before becoming effective.

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14.   Administration. This option is subject to all interpretations, amendments, rules and regulations which may form time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board, or by a committee of one or more members of the Board in the event that the Board delegated its authority to a committee. The Board, in exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board shall deem necessary or desirable to make this option fully effective. References to the Board shall mean the committee if a committee has been appointed by the Board. Any interpretations, amendments, rules and regulations promulgated by the Board shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest.

15. Rights as Stockholder. Neither you nor any person to whom this option is transferred under paragraph 10 of this option shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to this option unless and until such person has satisfied all requirements for exercise of this option pursuant to its terms.

     Dated the ________ day of ________, 199_ .


                        Very truly your,

                        Hollis-Eden Pharmaceuticals, Inc.


                        By:_________________________________________
                             Duly authorized on behalf of
                             the Board of Directors

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The undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

         NONE     _________________
                  (Initial)

         OTHER    _________________________

                  _________________________

                  _________________________


                                                ________________________________


                                                 Address:   ____________________

                                                            ____________________

                                                            ____________________

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Annex 1


Schedule of Officers and Directors Options

    Name               Quantity       Exercise Price       Grant Date
    ----               --------       --------------       ----------
Paul Bagley              25,000           $2.25           April 1, 1996

Thomas Merigan          125,000            2.25           April 1, 1996

Brendan McDonnell        25,000            2.25           April 1, 1996

Richard Hollis          200,000            2.25           April 1, 1996

Robert Marsella          10,000            2.25           April 1, 1996

Patrick Prendergast      50,000            2.25           April 1, 1996

Robert Weber             40,000            2.25           April 1, 1996

Robert Weber             25,000            2.25           April 1, 1996